POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of The Prudential Insurance Company of America [“Prudential”], constitutes and appoints LISA BALTAZAR, KATHLEEN DECELIE, MICHELE M. DRUMMEY, WILLIAM J. EVERS, JOANN MAZUR KIELBLOCK, CHRISTOPHER MADIN, KAREN SILLS, JONATHAN D. SHAIN, JORDAN K. THOMSEN, and GINA R. WARDLOW, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission [the “Commission”], in connection with where applicable: Registration statements on the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Prudential filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of December, 2018.

/s/ Charles F. Lowrey Charles F. Lowrey
President, Chief Executive Officer and Director

/s/ Robert M. Falzon
Robert M. Falzon
Vice Chairman

/s/ Thomas J. Baltimore
Thomas J. Baltimore
Director

/s/ Gilbert F. Casellas
Gilbert F. Casellas
Director

/s/ Mark B. Grier
Mark. B. Grier
Director

/s/ Martina Hund- Mejean
Martina Hund-Mejean
Director

/s/ Karl J. Krapek
Karl J. Krapek
Director

/s/ Peter R. Lighte
Peter R. Lighte
Director

/s/ George Paz George Paz
Director

/s/ Sandra Pianalto Sandra Pianalto
Director

/s/ Christine A. Poon
Christine A. Poon
Director

/s/ Douglas A. Scovanner Douglas A. Scovanner
Director

/s/ Michael A. Todman
Michael A. Todman
Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of The Prudential Insurance Company of America [“Prudential”], constitutes and appoints LISA BALTAZAR, KATHLEEN DECELIE, MICHELE M. DRUMMEY, WILLIAM J. EVERS, JOANN MAZUR KIELBLOCK, CHRISTOPHER MADIN, KAREN SILLS, JONATHAN D. SHAIN, JORDAN K. THOMSEN, and GINA R. WARDLOW, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission [the “Commission”], in connection with where applicable: Registration statements on the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Prudential filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of February, 2019.

/s/ Kenneth Y. Tanji
Kenneth Y. Tanji
Chief Financial Officer and Executive Vice President

/s/ Robert D. Axel
Robert D. Axel
Controller, Principal Accounting Officer and Senior Vice President

Schedule A

The Prudential Variable Contract Account-2 [Reg. No. 811-01612] and group variable annuity contracts [Reg. No. 002-28316], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-10 [Reg. 811-03421] and group annuity contracts [Reg. No. 002-76580], to the extent they represent participating interest in such account;

The Prudential Variable Contract Account-11 [Reg. No. 811-03422] and group annuity contracts [Reg. No. 002-76581], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-24 [Reg. No. 811-05053] and group annuity contracts [Reg. No. 033-12362], to the extent they represent participating interests in such account;

The Prudential Variable Contract Real Property Account [Reg. No. 333-223075 – Form S-1 to be filed on behalf of The Prudential Variable Contract Real Property Account for the purpose of registering additional units of interest.] and individual variable life insurance and annuity contracts, to the extent they represent participating interests in such account;

The Prudential Investment Plan Account [Reg. No. 811-01850] and Systematic Investment Plan Contracts [Reg. No. 002-52715]; to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account [Reg. No. 811-01848] and Variable Annuity Contracts [Reg. No. 002-52714], to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account-2 [Reg. No. 811-01849] and Variable Annuity Contracts [Reg. No. 002-52589 and Reg. No. 002-59232], to the extent they represent participating interests in such account;

The Prudential Individual Variable Contract Account [Reg. No. 811-03622] and Individual Variable Annuity Contracts [Reg. No. 033-25434 and Reg. No. 002-80897], to the extent they represent participating interests in such account;

The Prudential Qualified Individual Variable Contract Account [Reg. No. 811-03625] and Individual Variable Annuity Contracts [Reg. No. 002-81318], to the extent they represent participating interests in such account;

The Prudential Variable Appreciable Account [Reg. No. 811-05466] and Variable Life Insurance Contracts [Reg. No. 033-20000, Reg. No. 033-25372, Reg. No. 333-64957, and Reg. No. 033-61079], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account GI-2 [Reg. No. 811-07545] and Group Variable Life Insurance Contracts [Reg. No. 333-01031 and Reg. No. 333-137572], to the extent they represent participating interest in such account;

The Prudential Discovery Premier Group Variable Contract Account [Reg. No. 811-09799] and group annuity contracts [Reg. No. 333-95637], to the extent they represent participating interests in such account; and

The Prudential Discovery Select Group Variable Contract Account [Reg. No. 811-08091] and group annuity contracts [Reg. No. 333-23271], to the extent they represent participating interests in such account.